UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 13, 2018

The Medicines Company

(Exact name of registrant as specified in charter)

Delaware	000-31191	04-3324394
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

8 Sylvan Way
Parsippany, New Jersey	07054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 290-6000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01. Other Events.

On December 13, 2018, The Medicines Company (the “Company”) announced that it has priced its private offering of $150 million in aggregate principal amount of its convertible senior notes due 2024. The notes will be sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The notes will be senior unsecured obligations of the Company and will mature on January 15, 2024, unless earlier converted or repurchased in accordance with their terms. The notes will bear interest at a rate of 3.50% per year, payable semi-annually. The notes will be convertible prior to October 15, 2023 only upon the occurrence of certain circumstances and will be convertible thereafter regardless of these circumstances, in either case, into cash, shares of the Company’s common stock or a combination thereof, at the Company’s option. The conversion rate for the notes will initially be 39.6920 shares of common stock per $1,000 principal amount, which is equivalent to an initial conversion price of approximately $25.19 per share of common stock. The initial conversion price of the notes represents a premium of approximately 27.5% to the $19.76 per share last reported sale price of the Company’s common stock on December 13, 2018. The Company has granted the initial purchaser the option to purchase up to an additional $22.5 million in aggregate principal amount of the notes. The sale of the notes is expected to close on or about December 18, 2018, subject to customary closing conditions.

The Company estimates that the net proceeds from the offering will be approximately $144.9 million (or $166.8 million if the initial purchaser exercises its option to purchase additional notes in full), after deducting the initial purchaser’s discounts and commissions and the estimated offering expenses payable by the Company.

The Company expects to use the net proceeds of the offering (including from any exercise by the initial purchaser of its option to purchase additional notes) to fund its development of inclisiran and for general corporate purposes.

The full text of the press release issued in connection with the announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this report shall not constitute an offer to sell, or a solicitation of an offer to buy, and shall not constitute an offer, solicitation or sale of any notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

Safe Harbor

Statements contained in this Form 8-K about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes,” “anticipates” and “expects” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include whether or not the Company will offer the notes or consummate the offering, the anticipated terms of the notes and the offering, the anticipated use of the proceeds of the offering, and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic and other reports and registration statements filed with the Securities and Exchange Commission (SEC) including, without limitation, the risk factors detailed in the Company’s Current Report on Form 8-K filed with the SEC on December 12, 2018, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated December 13, 2018 entitled “The Medicines Company Prices $150 Million of Convertible Notes.”

Exhibit Index

Exhibit Number	Description
99.1	Press release dated December 13, 2018 entitled “The Medicines Company Prices $150 Million of Convertible Notes.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2018

THE MEDICINES COMPANY

By:	/s/ Stephen M. Rodin
	Name:	Stephen M. Rodin
	Title:	Executive Vice President and General Counsel